UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 17, 2011
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Shareholders for the registrant was held on May 17, 2011.
The shareholders elected as Directors for one year term (expiring in 2012): Steven J. Baker; James C. Conboy, Jr.; Kathleen M. Darrow; Thomas J. Ellenberger; Susan A. Eno; Vincent J. Hillesheim; Kathleen A. Lieder; ; R. Jeffery Swadling; and Francis J. VanAntwerp Jr.
There were 1,212,098 issued and outstanding shares of common stock of which 712,216 shares were present in person or by proxy at the annual meeting.
The voting results of the election of directors were as follows:

		Votes	Votes
Name	Vote For	Against	Withheld
Steven J. Baker	686,371	-0-	25,845
James C. Conboy, Jr.	681,975	-0-	30,241
Kathleen M. Darrow	692,507	-0-	19,709
Thomas J. Ellenberger	690,407	-0-	21,809
Susan A. Eno	684,063	-0-	28,153
Vincent J. Hillesheim	692,565	-0-	19,651
Kathleen A. Lieder	692,509	-0-	19,707
R. Jeffrey Swadling	692,565	-0-	19,651
Francis J. VanAntwerp, Jr.	690,782	-0-	21,424
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: May 20, 2011